October 3, 2003

Beth Copeland - Media
(317) 269-1395
William J. Brunner - Shareholders & Analysts
(317) 269-1614

FOR IMMEDIATE RELEASE

First Indiana Corporation to Host Conference Call on October 15

         (INDIANAPOLIS) – First Indiana Corporation will review third quarter 2003 results in a conference call for investors and analysts on Wednesday, October 15, 2003, beginning at 8:00 a.m. EST (Indiana time). Marni McKinney, Vice Chairman and Chief Executive Officer; Owen B. (Bud) Melton, Jr., President and Chief Operating Officer; and William J. Brunner, Chief Financial Officer, will host the call.

         To participate, please call (800) 278-9857 and ask for First Indiana third quarter earnings. A replay of the call will be available from 10:00 a.m. EST (Indiana time) on Wednesday, October 15, through 5:00 p.m., Friday, October 24, 2003. To hear the replay, call (800) 642-1687 and use conference ID: 2852886.

         A copy of the First Indiana’s news release announcing its earnings is scheduled to be available on the company’s website, www.firstindiana.com, under the “Investor Relations” section, the evening of Tuesday, October 14.

         First Indiana Corporation (NASDAQ – FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis, and Somerset, an accounting and consulting firm. Founded in 1915, First Indiana Bank is a national bank with 33 offices in Central Indiana, plus construction and consumer loan offices in Indiana, Arizona, Florida, Illinois, North Carolina, and Ohio. First Indiana also originates consumer loans in 46 states through a national independent agent network. Through Somerset and FirstTrust Indiana, First Indiana offers a full array of tax planning, accounting, consulting, retirement and estate planning, and investment advisory and trust services. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.